Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact:
February 20, 2007	Paul S. Lalljie (571) 434-5548 paul.lalljie@NeuStar.biz

Media Contact:
Elizabeth Penniman (571) 434-3481 elizabeth.penniman@NeuStar.biz
NeuStar Reports Fourth Quarter and Full-Year 2006
Financial Results
Company Reports Strong Finish to 2006
Projects Continued Revenue and Profitability Growth in 2007
STERLING, VA, February 20, 2007 — NeuStar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industry, today announced results for its fiscal fourth quarter and full-year ended December 31, 2006.
Summary of Fourth Quarter and Full-Year Results
Revenue for the fourth quarter of 2006 totaled $92.0 million, up from $63.4 million in the fourth quarter of 2005. Net income for the fourth quarter of 2006 totaled $18.6 million, or $0.24 per diluted share, compared to $13.8 million, or $0.18 per diluted share, in the fourth quarter of 2005. The results for the fourth quarter of 2006 include $3.2 million of pre-tax, non-cash, stock-based compensation expense recognized in accordance with FASB Statement No. 123(R).
Revenue for the 2006 fiscal year totaled $333.0 million, up from $242.5 million for 2005. Net income for 2006 totaled $73.9 million, or $0.94 per diluted share, compared to $55.4 million, or $0.72 per diluted share, in the 2005 fiscal year. The results for 2006 include $11.9 million of pre-tax, non-cash, stock-based compensation expense recognized in accordance with FASB Statement No. 123(R).
Discussion of Fourth Quarter and Full-Year Results
NeuStar’s year-over-year quarterly revenue growth of 45% and full-year revenue growth of 37% were driven primarily by increases in addressing, interoperability and infrastructure transactions under its contracts to provide telephone number portability services in the United States, its expanded range of DNS services including those provided by the acquisition of UltraDNS announced in April 2006, and strong growth in the use of U.S. Common Short Codes. Transactions under its contracts to provide telephone number portability services in the United States totaled 62.2 million for the fourth quarter of 2006 and 234.4 million for the 2006 fiscal year.
Revenue for the year exceeded the prior guidance provided on November 2, 2006 of revenue between $329 million and $331 million.
Comparing 2006 results to the corresponding periods in 2005:
•	Addressing revenue was $28.4 million for the fourth quarter of 2006, a 64% increase over the comparable quarter in 2005, and $103.9 million for the 2006 fiscal year, a 38% increase over 2005. Addressing revenue included $6.1 million from Ultra Services for the fourth quarter of 2006 and $15.4 million for the 2006 fiscal year.

•	Interoperability revenue was $15.5 million for the fourth quarter of 2006, a 14% increase over the comparable quarter in 2005, and $56.5 million for the 2006 fiscal year, an 8% increase over 2005.

•	Infrastructure and other revenue increased to $48.1 million for the fourth quarter of 2006, an increase of 48% over the comparable quarter in 2005, and $172.6 million for the 2006 fiscal year, a 50% increase over 2005.
Total operating expense increased to $60.3 million in the fourth quarter of 2006 as compared to $40.1 million in the fourth quarter of 2005, and to $210.3 million for the full year 2006 as compared to $150.0 million for 2005. This increase is attributable to additional expenses NeuStar incurred as a result of acquisitions in 2006 and in support of organic revenue growth, as well as pre-tax, non-cash, stock-based compensation expense recognized in accordance with FASB No. 123(R).
At December 31, 2006, the company had $58.3 million in cash, cash equivalents and short-term investments, compared to $138.5 million at September 30, 2006. This decrease is due primarily to the use of $139 million in cash for the acquisition of Followap in November 2006, partially offset by cash generated from operations for the quarter.
Business Outlook for 2007
NeuStar expects continued revenue and profitability growth and provides the following guidance for 2007:

•	Full year revenue to range between $428 million and $438 million, representing growth in excess of 28% over 2006, $25 million of which is expected to be produced by the Followap acquisition.

•	Full year net income is expected to range between $84 million and $88 million, or between $1.04 and $1.09 per diluted share. Per share calculations are based on an estimated 80.5 million diluted weighted average shares outstanding. This includes a dilutive impact from the acquisition of Followap in the amount of $7.5 million or $0.09 per diluted share.

The company’s guidance includes an estimated $19.0 million in pre-tax, non-cash, stock-based compensation expense recognized in accordance with FASB Statement No. 123(R).

•	Transactions under the company’s contracts to provide telephone number portability services in the United States are projected to grow to at least 290 million in 2007, and in excess of 25% in the first quarter of 2007 versus the first quarter of 2006 total of 54.1 million transactions.
Also, commencing in the first quarter of 2007, management will begin providing guidance and reporting on two non-GAAP measures — “non-GAAP Adjusted Net Income” and “non-GAAP Adjusted Net Income per diluted share”— which exclude expenses associated with amortization of intangibles resulting from acquisitions, stock-based compensation expense recognized in accordance with FASB Statement No. 123(R) and the associated tax effect for each of these exclusions. Management believes these measures provide useful information to investors regarding the company’s performance. With respect to these non-GAAP measures:
•	Non-GAAP Adjusted Net Income is expected to range between $105 million and $109 million, as compared to 2006 non-GAAP Adjusted Net Income of $84.5 million, an increase in excess of 24%.

•	Non-GAAP Adjusted Net Income per diluted share is projected to range between $1.30 and $1.35 per share in 2007 as compared to non-GAAP Adjusted Net Income per diluted share of $1.08 per share in 2006, an increase of 20%. The 2007 estimated Non-GAAP Adjusted Net Income per diluted share is based on an estimated 80.5 million diluted weighted average shares outstanding and an estimated effective tax rate of 41.0%.
Projected non-GAAP Adjusted Net Income for 2007 includes a dilutive impact from the acquisition of Followap in the amount of $3.1 million, compared to a corresponding dilutive impact of $2.2 million in 2006.

Management Commentary
Jeff Ganek, NeuStar’s Chairman and Chief Executive Officer said, “At the start of 2006, we set very ambitious goals for growth and profitability, and our performance has exceeded these goals. In addition, while producing these outstanding results, we acquired UltraDNS and Followap, which will continue to fuel our growth engine into the future. And, we secured a long-term extension on our contracts to provide local number portability services in the United States that will sustain growth of our base business.” Ganek continued, “NeuStar is now a stronger, global business. With our 2006 investments, we have made great progress towards our goals of expanded service offerings and geographic diversity, and we are well positioned to continue our success as the spread of IP and wireless services infrastructure revolutionizes the industry.”
Jeff Babka, NeuStar’s Chief Financial Officer added, “Our strong finish to the year on our core business enabled NeuStar to exceed our revenue expectations for the quarter while covering the dilutive impact of the Followap acquisition within our profitability guidance. For 2007, our projections are indicative of the confidence that we have in our core business to continue its strong growth and profitability performance, while we make good progress towards attaining targeted performance levels in our recently-acquired and emerging service offerings.”
Non-GAAP Reconciliation
To provide reconciling calculations to the non-GAAP Adjusted Net Income guidance above, the following is a reconciliation of net income to non-GAAP Adjusted Net Income for 2006 and the midpoint of the net income guidance range for 2007:

	2006	2007
	Full Year	Full Year	(1)
	(in thousands, except per share data)
	(unaudited)
Net income	$73,899	$86,000
Add: Amortization of Intangibles resulting from acquisitions	6,160	16,800
Add: Stock-based compensation expense	11,890	19,000
Adjusted provision for income taxes	(7,401)	(14,678)

Non-GAAP Adjusted Net Income	$84,548	$107,122

Non-GAAP Adjusted Net Income per diluted share (2)	$1.08	$1.33

(1)	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the net income guidance range announced earlier in this press release.

(2)	Non-GAAP Adjusted Net Income per diluted share for 2006 is based on actual weighted average diluted shares outstanding of 78.3 million and an effective tax rate of 41%. Non-GAAP Adjusted Net Income per diluted share for 2007 is based on estimated weighted average diluted shares outstanding of 80.5 million and an estimated effective tax rate of 41%.

Non-GAAP Adjusted Net Income and non-GAAP Adjusted Net Income per diluted share are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that both measures will enhance our investors understanding of our financial performance and the comparability of the company’s operating results from period to period. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides these historical and forward-looking reconciliations to the most directly comparable GAAP financial measures to allow investors to appropriately consider each non-GAAP financial measure.
Conference Call
As announced on February 1, 2007, NeuStar, Inc. will conduct an investor conference call to discuss the company’s results today at 8:00 a.m. (Eastern). Investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.NeuStar.biz), or via telephone by dialing (800) 289-0529 (international callers dial (913) 981-5523). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through Midnight (Eastern) Monday, February 27, by dialing (888) 203-1112 (international callers dial (719) 457-0820) and entering replay PIN 3726954, or by going to the Investor Relations tab of the company’s website (www.NeuStar.biz).
NeuStar, Inc. will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.
About NeuStar, Inc.
NeuStar (NYSE: NSR) is a provider of essential clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, our ability to successfully integrate and support the operations of our acquisitions, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)		(audited)	(unaudited)
Revenue:
Addressing	$17,271	$28,351	$75,036	$103,858
Interoperability	13,669	15,543	52,488	56,454
Infrastructure and other	32,481	48,128	114,945	172,645

Total revenue	63,421	92,022	242,469	332,957
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	18,737	23,684	64,891	86,106
Sales and marketing	7,768	14,917	29,543	47,671
Research and development	3,343	4,857	11,883	17,639
General and administrative	6,003	9,351	28,048	34,902
Depreciation and amortization	4,285	7,523	16,025	24,016
Restructuring recoveries	—	—	(389)	—

	40,136	60,332	150,001	210,334

Income from operations	23,285	31,690	92,468	122,623
Other (expense) income:
Interest expense	(406)	(373)	(2,121)	(1,300)
Interest income	650	1,295	2,406	4,024

Income before minority interest and income taxes	23,529	32,612	92,753	125,347
Minority interest	(104)	—	(104)	(95)

Income before income taxes	23,425	32,612	92,649	125,252
Provision for income taxes	9,598	14,054	37,251	51,353

Net income	13,827	18,558	55,398	73,899
Dividends on and accretion of preferred stock	—	—	(4,313)	—

Net income attributable to common stockholders	$13,827	$18,558	$51,085	$73,899

Net income attributable to common stockholders per common share:
Basic	$0.22	$0.25	$1.48	$1.02

Diluted	$0.18	$0.24	$0.72	$0.94

Weighted average common shares outstanding:
Basic	62,392	73,894	34,437	72,364

Diluted	77,726	78,765	77,046	78,267

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2005	2006
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$103,475	$58,252
Restricted cash	374	—
Accounts receivable, net and unbilled receivables	38,820	53,918
Prepaid expenses and other current assets	13,947	14,971
Income taxes receivable	14,595	893
Deferred tax asset	12,216	7,641

Total current assets	183,427	135,675

Property and equipment, net	39,627	42,678
Goodwill and intangible assets, net	54,150	257,051
Deferred tax asset, long-term	—	4,500
Other non-current assets	6,011	8,355

Total assets	$283,215	$448,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$42,443	$53,079
Deferred revenue	20,006	22,923
Notes payable and capital lease obligations	6,772	5,135
Accrued restructuring reserve	536	368
Other liabilities	—	200

Total current liabilities	69,757	81,705

Deferred revenue, long-term	18,463	17,921
Notes payable and capital lease obligations, long-term	4,459	3,925
Accrued restructuring reserve, long-term	2,572	2,206
Deferred tax liability	1,197	—
Other liabilities, long-term	500	1,356

Total liabilities	96,948	107,113

Minority interest	104	—

Total stockholders’ equity	186,163	341,146

Total liabilities and stockholders’ equity	$283,215	$448,259

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